DeMELLO & COMPANY
Certified General Accountant
10011 Lassam Road, Richmond, B.C. V7E 2C2
Tel: (604) 272-2615 Fax: (604 272-5411

September 17, 2004

Lincoln Gold Corporation
#306 – 1140 Homer Street
Vancouver, BC
V6B 2X6

Attention:      Paul Saxton, President

Re:	LINCOLN GOLD CORPORATION
Registration Statement on Form S-8

Ladies and Gentlemen:

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated February 23, 2004 on the balance sheet of Lincoln Gold Corporation (formerly Braden Technologies, Inc.) (the "Company") as at December 31, 2003 and 2002 and the statements of loss and deficit accumulated through the exploration stage, cash flows and stockholders' equity for the years ended December 31, 2003 and 2002 in the Company's Form S-8 registration statement to be filed with the United States Securities and Exchange Commission with respect to the registration of 2,500,000 shares of common stock issuable pursuant to the Company's 2004 Stock Option Plan.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Very truly yours,

DeMELLO & COMPANY

/s/ DeMello & Company